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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Pegasus Satellite Communications, Inc. of our reports dated February 27, 2001 relating to the financial statements and financial statement schedules of Pegasus Satellite Communications, Inc., Golden Sky Systems, Inc. and Golden Sky DBS, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
April 10, 2001